Exhibit 24
                                                        July 19, 2005
U.S. Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

The following individuals, whose signatures appear below, and the successors to their positions, are hereby authorized to sign and file on my behalf all forms required by the U.S. securities laws, including without limitation Form 3, Form 4, Form 5 and Form 144.
                A. Bonzani                _____________/s/______________

                M. J. Busman                _____________/s/______________

                M. Sladek                _____________/s/______________

                C. Gregory                _____________/s/______________

These individuals may further delegate this authority and this authorization shall remain in effect for as long as I am an executive officer of IBM.
                                                        Very truly yours,
                                                                /s/
                                                        Michael E. Daniels

cc:  New York Stock Exchange